UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2018

SEGUIN NATURAL HAIR PRODUCTS INC.
(Exact name of registrant as specified in its charter)

Nevada	333-205822	35-7654530
State or other jurisdiction incorporation	Commission File Number	IRS Employer Identification No.
65 Hillview Street, Hamilton, Ontario, Canada L8S 2Z3

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (702)738-2051

104 Longwood Road South, Hamilton, Ontario, Canada L8S IS6

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Emerging Growth Company ☐

Section 2-	Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Effective April 16, 2018, the Company issued its Convertible Promissory Note (“Note”) to a private lender in the principal amount of $3,300.00.  The Note bears interest at the rate of 12% per annum based on a 365-day year and the Notes are due and payable on demand of the holder.  The Note is unsecured and the entire principal and accrued interest balance on each of the Notes will be due in a lump sum on demand of the holder.

At the option of the holder of the Notes, the holder may convert all amounts owing on the Notes into common stock of the Company. The number of shares of Common Stock to be issued upon a conversion hereunder will be determined by dividing the conversion amount by volume weighted average price of the Company’s Common Stock as quoted by OTC Markets Group Inc. for the preceding five (5) trading days immediately preceding the date of conversion (“Conversion Price”).  In no event will the Conversion Price be less than $0.35 per share.  The trading data used to compute the Conversion Price will be as reported by Bloomberg, LP (“Bloomberg”), or if such information is not then being reported by Bloomberg, then as reported by any other data information source as may be selected by the holder.

The proceeds of the Notes were used for general administrative costs and expenses incurred by the Company.

The holder of Note is the same lender referred to in the Company’s report on Form 8-K filed August 28, 2017.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEGUIN NATURAL HAIR PRODUCTS INC.
Dated: April 17, 2018	By:	/s/Kimberly Wright
President and CEO